Exhibit 4.1

SANDS CHINA LTD.

2.300% SENIOR NOTES DUE 2027

2.850% SENIOR NOTES DUE 2029

3.250% SENIOR NOTES DUE 2031

INDENTURE

Dated as of September 23, 2021

U.S. BANK NATIONAL ASSOCIATION

Trustee

i

Section 11.16.	Compliance with Applicable Anti-Terrorism and Money Laundering Regulations	75
Section 11.17.	Trust Indenture Act Controls	75

EXHIBITS

Exhibit A-1	FORM OF 2027 NOTE

Exhibit A-2	FORM OF 2029 NOTE

Exhibit A-3	FORM OF 2031 NOTE

Exhibit B	FORM OF CERTIFICATE OF TRANSFER

Exhibit C	FORM OF CERTIFICATE OF EXCHANGE

INDENTURE, dated as of September 23, 2021, between Sands China Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).

The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined below) of $700,000,000 aggregate principal amount of 2.300% Senior Notes due 2027 (the “Initial 2027 Notes”), $650,000,000 aggregate principal amount of 2.850% Senior Notes due 2029 (the “Initial 2029 Notes”) and $600,000,000 aggregate principal amount of 3.250% Senior Notes due 2031 (the “Initial 2031 Notes,” and together with the Initial 2027 Notes and the Initial 2029 Notes, the “Initial Notes”):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of the applicable series of Notes sold in reliance on Rule 144A.

“2027 Notes” means the Initial 2027 Notes (including any Exchange Notes issued in exchange for the Initial 2027 Notes) and any Additional 2027 Notes.

“2029 Notes” means the Initial 2029 Notes (including any Exchange Notes issued in exchange for the Initial 2029 Notes) and any Additional 2029 Notes.

“2031 Notes” means the Initial 2031 Notes (including any Exchange Notes issued in exchange for the Initial 2031 Notes) and any Additional 2031 Notes.

“Additional 2027 Notes” means additional 2027 Notes (other than the Initial 2027 Notes and other than Exchange Notes issued for such Initial 2027 Notes) issued from time to time under this Indenture in accordance with Section 2.13.

“Additional 2029 Notes” means additional 2029 Notes (other than the Initial 2029 Notes and other than Exchange Notes issued for such Initial 2029 Notes) issued from time to time under this Indenture in accordance with Section 2.13.

“Additional 2031 Notes” means additional 2031 Notes (other than the Initial 2031 Notes and other than Exchange Notes issued for such Initial 2031 Notes) issued from time to time under this Indenture in accordance with Section 2.13.

“Additional Notes” means Additional 2027 Notes, Additional 2029 Notes and Additional 2031 Notes. Any Additional Notes of a series shall vote on all matters as one class with the Initial Notes of such series, including, without limitation, waivers, amendments and redemptions.

“Adjusted Treasury Rate” means, with respect to any redemption date:

(1)      the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or

(2)      if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the redemption date or, in the case of a satisfaction and discharge or a defeasance, on the third Business Day prior to the date on which the Issuer deposits the amount required under this Indenture.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent” means any Registrar, Paying Agent or additional paying agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Attributable Debt” means, with regard to a sale and leaseback arrangement of a Principal Property, an amount equal to the lesser of: (a) the fair market value of the Principal Property (as determined in good faith by the Issuer’s Board of Directors); or (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term (including any period for which such lease has been extended and excluding any unexercised renewal or other extension options exercisable by the lessee, and excluding amounts on account of maintenance and repairs, services, taxes and similar charges and contingent rents), discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually.

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d- 5 under the Exchange Act. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.

“Board of Directors” means:

(1)      with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)      with respect to a partnership, the board of directors of the general partner of the partnership;

(3)      with respect to a limited liability company, the Person or Persons who are the managing member, members or managers or any controlling committee or managing members or managers thereof; and

(4)      with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means any day other than a Legal Holiday.

“Capital Stock” means:

(1)      in the case of a corporation, corporate stock;

(2)      in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)      in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests (whether general or limited); and

(4)      any other interests or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Change of Control” means the occurrence of any of the following:

(1)      the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act), other than to Las Vegas Sands, the Principal and/or any of her Related Parties;

(2)      the adoption of a plan relating to the liquidation or dissolution of the Issuer or any successor thereto; or

(3)      the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined in clause (1) above), other than Las Vegas Sands, the Principal and/or any of her Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the outstanding Voting Stock of the Issuer, measured by voting power rather than number of shares.

Notwithstanding the foregoing, a transaction shall not be deemed to involve a Change of Control if (i) the Issuer becomes a direct or indirect wholly-owned Subsidiary of a holding company and (ii)(A) the direct or indirect holders of the Voting Stock of such holding company immediately following that transaction are substantially the same as the holders of the Voting Stock of the Issuer immediately prior to that transaction or (B) immediately following that transaction no “person” (as defined in clause (1) above), other than a holding company satisfying the requirements of this sentence and/or Las Vegas Sands, the Principal and/or any of her Related Parties, is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such holding company (measured by voting power rather than number of shares).

Notwithstanding the foregoing clauses or any provision of the Exchange Act, a “person” (as defined in clause (1) above) shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting, support, option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement.

“Change of Control Triggering Event” means the occurrence of a Change of Control and a Ratings Event.

“Clearstream” means Clearstream Banking, S.A.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the relevant series of Notes (assuming for this purpose that the Notes of such series mature on the applicable Par Call Date) (the “Remaining Life”) to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.

“Comparable Treasury Price” means (1) the average of four Reference Treasury Dealer Quotations for the relevant redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Consolidated Net Assets” means, as of any date of determination, the consolidated assets, after subtracting all current liabilities, as such amounts appear on the Issuer’s most recent internally available consolidated balance sheet and computed in accordance with IFRS; provided, that Consolidated Net Assets shall be calculated, at the election of the Issuer, after giving pro forma effect to any investments, acquisitions or dispositions occurring outside the ordinary course of business and subsequent to the date of such balance sheet, as well as any transaction giving rise to the need to calculate Consolidated Net Assets (including the application of the proceeds therefrom, as applicable).

“continuing” means, with respect to any Default or Event of Default, that such Default or Event of Default has not been cured or waived.

“Corporate Trust Office of the Trustee” means the address of the Trustee specified in Section 11.01 or such other address as to which the Trustee may give notice to the Issuer.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06, substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto, as the case may be, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

“Dollar Equivalent” means, with respect to any monetary amount in a currency other than U.S. dollars, at any time for the determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the base rate for the purchase of U.S. dollars with the applicable foreign currency as quoted by the Federal Reserve Bank of New York on the date of determination.

“Euroclear” means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Notes” means, with respect to each series of Notes, any securities of the Issuer containing terms identical in all material respects to such series of Notes, except that the Exchange Notes will not bear the Private Placement Legend, and will be issued and exchanged for the Notes of the applicable series pursuant to the Registration Rights Agreement and this Indenture.

“Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Fitch” means Fitch, Inc., also known as Fitch Ratings, and its successors.

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of any national or foreign government, any state, province or city or other political subdivision or otherwise, whether on the Issue Date or thereafter in existence, including the Government of the Macao Special Administrative Region and any other applicable gaming regulatory authority or agency, in each case, with authority to regulate the sale or distribution of liquor or any gaming operation (or proposed gaming operation) owned, managed or operated by the Issuer or any of its Affiliates.

“Gaming Law” means the gaming laws, rules, regulations or ordinances of any jurisdiction or jurisdictions to which Las Vegas Sands, the Issuer or any of their respective Affiliates is, or may be, at any time subject.

“Global Note Legend” means the legend set forth in Section 2.06(f)(2)), which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means each of the global Notes issued in accordance with Section 2.01 and substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto, as the case may be, that, except as otherwise provided in Section 2.01(b), bear the Global Note Legend and that have the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that are deposited with or on behalf of and registered in the name of the Depositary or its nominee.

“Government Securities” means securities that are:

(1)      direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2)      obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America;

which, in either case, are not callable or redeemable at the option of the issuer thereof, and will include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Security or a specific payment of principal of or interest on any such Government Security held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Security or the specific payment of principal of or interest on the Government Security evidenced by such depository receipt.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

“Holder” means any registered holder, from time to time, of the Notes. Only registered holders shall have any rights under this Indenture.

“IFRS” means International Financial Reporting Standards as issued by the International Accounting Standards Board, as in effect from time to time; provided that any obligation that would not constitute Indebtedness as of the Issue Date shall not be deemed to be Indebtedness solely due to a change in IFRS.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding, for the avoidance of doubt, accrued expenses, trade payables and hedging obligations), in respect of borrowed money if and to the extent such indebtedness would appear as a liability upon a balance sheet of the specified Person prepared in accordance with IFRS.

The amount of any Indebtedness outstanding as of any date shall be:

(1)      the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)      the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and

(3)      in the case of a Guarantee of Indebtedness, the maximum amount of the Indebtedness guaranteed under such Guarantee.

Notwithstanding anything contained in this Indenture to the contrary, any obligation of the Issuer incurred in the ordinary course of business in respect of casino chips or similar instruments shall not constitute “Indebtedness” for any purpose under this Indenture.

“Indenture” means this Indenture, as amended or supplemented from time to time.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial 2027 Notes” has the meaning assigned to it in the preamble to this Indenture.

“Initial 2029 Notes” has the meaning assigned to it in the preamble to this Indenture.

“Initial 2031 Notes” has the meaning assigned to it in the preamble to this Indenture.

“Initial Notes” has the meaning assigned to it in the preamble to this Indenture.

“Initial Purchasers” means Barclays Capital Inc., BofA Securities, Inc., Goldman Sachs & Co. LLC, Bank of China Limited, Macau Branch, Bank of Communications Co., Ltd. Macau Branch, Industrial and Commercial Bank of China (Macau) Limited, BNP Paribas, China Construction Bank Corporation Macau Branch, DBS Bank Ltd., Oversea-Chinese Banking Corporation Limited, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc. and United Overseas Bank Limited, Hong Kong Branch (incorporated in Singapore with limited liability).

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating category of Fitch); a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s); a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P); or the equivalent Investment Grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer, as applicable.

“Investor Put Option Triggering Event” means any event resulting from any change in Gaming Law or any action by a Gaming Authority after which none of the Issuer or any Subsidiary of the Issuer owns or manages casino or gaming areas or operates casino games of fortune and chance in Macao in substantially the same manner as the Issuer and its Subsidiaries are owning or managing casino or gaming areas or operating casino games at the Issue Date, for a period of thirty consecutive days or more, and such event has a material adverse effect on the financial condition, business, properties, or results of operations of the Issuer and its Subsidiaries, taken as a whole.

“Issue Date” means the date on which the Notes (other than any Additional Notes) are originally issued.

“Issuer” means Sands China Ltd., or any successor thereto.

“Las Vegas Sands” means Las Vegas Sands Corp., a Nevada corporation, or any successor thereto.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in New York, New York, Hong Kong, Macao or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Moody’s” means Moody’s Investors Service, Inc., or any successor to its statistical rating business, except that any reference to a particular rating by Moody’s shall be deemed to be a reference to the corresponding rating by any such successor.

“Nonrecourse Obligation” means Indebtedness or lease payment obligations substantially related to (i) the acquisition of assets not previously owned by the Issuer or any Subsidiary or (ii) the financing of a project involving the development or expansion of the Issuer’s or any Subsidiary’s properties, as to which the obligee with respect to such Indebtedness or obligation has no recourse to the Issuer or any Subsidiary or any of the Issuer’s or any Subsidiary’s assets other than the assets which were acquired with the proceeds of such transaction or the project financed with the proceeds of such transaction (and the proceeds thereof).

“Non-U.S. Person” means a Person who is not a U.S. Person.

“Notes” means the Initial 2027 Notes, the Initial 2029 Notes and the Initial 2031 Notes (including any Exchange Notes issued in exchange therefor) and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional 2027 Notes, Additional 2029 Notes and Additional 2031 Notes that may be issued under this Indenture. The 2027 Notes, the 2029 Notes and the 2031 Notes are separate series of Notes, and each series shall be treated as a single class for all purposes under this Indenture, except as set forth herein. For purposes of this Indenture, all references to Notes to be issued or authenticated upon transfer, replacement or exchange shall be deemed to refer to Notes of the applicable series.

“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, Treasurer, Secretary, Assistant Treasurer or Assistant Secretary of the Issuer, or the Surviving Person, as the case may be, or any director of the Board of Directors of the Issuer, or the Surviving Person, as the case may be, or any Person acting in that capacity.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer, or the Surviving Person, as the case may be, by an Officer of the Issuer, or the Surviving Person, as the case may be.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer.

“Par Call Date” means (1) in the case of the 2027 Notes, February 8, 2027, (2) in the case of the 2029 Notes, January 8, 2029, and (3) in the case of the 2031 Notes, May 8, 2031.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Principal Property” means the real and tangible property which is owned and operated by the Issuer or any Subsidiary having a gross book value in excess of US$300.0 million, provided that no such property shall constitute a Principal Property if the Issuer’s Board of

Directors determined in good faith that such property is not of material importance to the total business conducted by the Issuer and its Subsidiaries taken as a whole.

“Principal” means Dr. Miriam Adelson.

“Private Placement Legend” means the legend set forth in Section 2.06(f)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P and (b) any Substitute Rating Agency.

“Ratings Event” means with respect to each series of Notes, (i) the rating of the Notes of such series is lowered by two of the three Rating Agencies on any day during the Trigger Period and (ii) the Notes of such series are rated below Investment Grade by two of the three Rating Agencies on any day during the Trigger Period; provided that a Ratings Event shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Ratings Event for purposes of the definition of “Change of Control Triggering Event”) if each Rating Agency making the reduction in rating does not publicly announce or confirm or inform the Issuer that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event). The Notes of a series shall be deemed to have ceased to be rated as Investment Grade by a Rating Agency during any period in which such Rating Agency is not providing a rating for the Notes of such series.

“Reference Treasury Dealer” means any primary U.S. Government securities dealer in New York City selected by the Issuer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date or, in the case of a satisfaction and discharge or a defeasance, on the third Business Day prior to the date on which the Issuer deposits the amount required under this Indenture.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Issuer and Barclays Capital Inc., BofA Securities, Inc. and Goldman, Sachs & Co. LLC, as representatives of the Initial Purchasers, as amended, supplemented or modified.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 903 of Regulation S.

“Related Party” means:

(1)      any immediate family member or former spouse (in the case of an individual) of the Principal; or

(2)      any trust, corporation, partnership, limited liability company or other entity, the beneficiaries, stockholders, partners, members, owners or Persons beneficially holding a greater than 50% interest of which consist of the Principal and/or such other Persons referred to in the immediately preceding clause (1) or this clause (2).

“Responsible Officer” means when used with respect to the Trustee, any officer of the Trustee with direct responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means S&P’s Ratings Inc. or any successor to its statistical rating business, except that any reference to a particular rating by S&P shall be deemed to be a reference to the corresponding rating by any such successor.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Significant Subsidiary” means any Subsidiary that (a) contributed at least 10% of the Issuer’s and its Subsidiaries’ total consolidated income from continuing operations before income taxes and extraordinary items for the most recently ended fiscal year of the Issuer or (b) owned at least 10% of Total Assets as of the last day of the most recently ended fiscal year of the Issuer.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the first date it was incurred in compliance with this Indenture, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person:

(1)      any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof);

(2)      any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof); or

(3)      any limited liability company (a) the manager or managing member of which is such Person or a Subsidiary of such Person or (b) the only members of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless the context otherwise requires, “Subsidiary” as used herein shall mean a Subsidiary of the Issuer.

“Total Assets” means at any date, the total assets of the Issuer and its Subsidiaries at such date, determined on a consolidated basis in accordance with IFRS.

“Trigger Period” means the period commencing on the earlier of (i) the occurrence of a Change of Control and (ii) the first public notice of the intention by the Issuer to effect a Change of Control, and ending 60 days following consummation of such Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any of the Applicable Rating Agencies); provided that no such extension shall occur if on such 60th day the Notes of such series have an Investment Grade Rating from at least two Rating Agencies and are not subject to review for possible downgrade by either of such Rating Agencies.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).

“Trustee” means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02.    Other Definitions.

Term	Defined in Section
“Additional Amounts”	4.09
“Authentication Order”	2.02
“Change of Control Offer”	4.08
“Change of Control Payment”	4.08
“Change of Control Payment Date”	4.08
“Covenant Defeasance”	8.03
“DTC”	2.03
“Event of Default”	6.01
“HKSE”	4.03
“Investor Put Option Offer”	4.10
“Investor Put Option Payment”	4.10
“Judgment Currency”	11.10
“Legal Defeasance”	8.02
“Paying Agent”	2.03
“Relevant Jurisdiction”	4.09
“Registrar”	2.03
“Substitute Rating Agency”	4.11
“Surviving Person”	4.09
“Taxes”	4.09

Section 1.03.    Rules of Construction.

Unless the context otherwise requires:

(1)      a term has the meaning assigned to it;

(2)      an accounting term not otherwise defined has the meaning assigned to it in accordance with IFRS;

(3)      “or” is not exclusive;

(4)      “including” is not limiting;

(5)      words in the singular include the plural, and in the plural include the singular;

(6)      “will” and “shall” shall be interpreted to express a command;

(7)      provisions apply to successive events and transactions;

(8)      references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time;

(9)      references to any statute, law, rule or regulation shall be deemed to refer to the same as from time to time amended and in effect and to any successor statute, law, rule or regulation; and

(10)    references to any contract, agreement or instrument shall mean the same as amended, modified, supplemented or amended and restated from time to time, in each case, in accordance with any applicable restrictions contained therein and in this Indenture.

Section 1.04.    Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.

The following Trust Indenture Act terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder of a Note;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee; and

“obligor” on the Notes means the Issuer, and any successor obligor of the Notes.

All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.

ARTICLE 2

THE NOTES

Section 2.01.    Form and Dating.

(a)      General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto, as applicable. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of US$200,000 or an integral multiple of US$1,000 in excess of US$200,000.

The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)      Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto, as applicable (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto), which Notes shall be deposited on behalf of the holders of the Notes represented thereby with the Trustee, as Custodian for the Depositary, and registered in the name of the Depositary or the nominee of the Depositary. Notes issued in definitive form shall also be substantially in the form of Exhibit A-1, Exhibit A-2 or Exhibit A-3 hereto, as applicable (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Any Notes issued in global form and definitive form shall be duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06.

(c)      Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Note that are held by Participants through Euroclear or Clearstream.

Section 2.02.    Execution and Authentication.

(a)      An Officer must sign the Notes for the Issuer by manual or facsimile signature.

(b)      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

(c)      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

(d)      The Trustee shall, upon receipt of a written order of the Issuer signed by an Officer of the Issuer (an “Authentication Order”), authenticate Notes for original issue that may be validly issued under this Indenture, including any Additional Notes (including Notes to be issued in substitution for outstanding Notes to reflect any name change of the Issuer, by succession permitted hereunder or otherwise). The aggregate principal amount of Notes of a series outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more Authentication Orders, except as provided in Section 2.07. Notwithstanding anything to the contrary in this Indenture, the Issuer shall not be required to deliver an Opinion of Counsel with respect to the authentication of the Initial Notes or the Exchange Notes under this Indenture.

(e)      The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.

Section 2.03.    Registrar and Paying Agent.

(a)      The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

(b)      The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. None of the Trustee or Agents shall have any responsibility or obligation to any beneficial owner of an interest in a global note, any agent member or other member of, or a participant in, DTC or other person with respect to the accuracy of the records of DTC or any nominee or participant or member thereof, with respect to any ownership interest in the notes or with respect to the delivery to any agent member or other participant, member, beneficial owner or other person (other than DTC) of any notice or the payment of any amount or delivery of any notes (or other security or property) under or with respect to such notes. All notices and communications to be given to the holders and all payments to be made to holders in respect of the notes shall be given or made only to or upon the order of the registered holders (which shall be DTC or its nominee in the case of a global note). The rights of beneficial owners in any global note shall be exercised only through DTC, subject to its applicable rules and procedures. The Trustee and Agents may rely and shall be fully protected in relying upon information furnished by DTC with respect to its agent members and other members, participants and any beneficial owners.

(c)      The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

Section 2.04.    Paying Agent to Hold Money in Trust.

The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or interest on the Notes, and shall notify the Trustee (if the Trustee is not serving as Paying Agent) of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary thereof) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 2.05.    Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).

Section 2.06.    Transfer and Exchange.

(a)      Transfer and Exchange of Global Notes. A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes shall be exchanged by the Issuer for Definitive Notes if:

(1)      the Issuer delivers to the Trustee written notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary; or

(2)      following the occurrence and during the continuation of a Default or Event of Default, any Person having a beneficial interest in a Global Note requests that the Global Notes should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06, or Section 2.07 or Section 2.10, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a). However, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b) or (c).

(b)      Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)      Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than by the Issuer to an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

(2)      All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(A)      both:

(i)      a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)    instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(B)      both:

(i)      a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(ii)      instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above.

Upon consummation of an Exchange Offer by the Company, the requirements of this Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Trustee of the instructions contained in the Letter of Transmittal delivered or deemed to be delivered in accordance with the Applicable Procedures by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g).

(3)      Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)      if the transferee shall take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

(B)      if the transferee shall take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

(4)      Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

(A)      if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an

Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

(B)      if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to paragraph (4) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to paragraph (4) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)       Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)      Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(A)      if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

(B)      if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)      if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)    if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)    Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if the Registrar receives the following:

(A)    if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

(B)    if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)    Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2), the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g), and the Issuer shall execute and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02, shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) shall not bear the Private Placement Legend.

(d)    Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)    Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(A)    if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

(B)    if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

(C)    if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

(D)    if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

(E)    if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(F)    if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

(2)    Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the Registrar receives the following:

(A)    if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

(B)    if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)    Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the

Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)    Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

(1)    Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(A)    if the transfer shall be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

(B)    if the transfer shall be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

(C)    if the transfer shall be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2)    Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if the Registrar receives the following:

(A)    if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

(B)    if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)    Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)    Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

(1)    Private Placement Legend.

(A)    Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

“THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A “QIB”) OR (B) IT IS NOT A U.S. PERSON, IS NOT ACQUIRING THIS NOTE FOR THE ACCOUNT OR BENEFIT OF A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) REPRESENTS THAT IT IS A PROFESSIONAL INVESTOR AS DEFINED IN CHAPTER 37 OF THE RULES GOVERNING THE LISTING OF SECURITIES ON THE STOCK EXCHANGE OF HONG KONG LIMITED, (3) AGREES THAT IT WILL NOT, PRIOR TO THE DATE [IN THE CASE OF RULE 144A NOTES: ON WHICH THE ISSUER INSTRUCTS THE TRUSTEE THAT THIS RESTRICTIVE LEGEND SHALL BE DEEMED REMOVED (WHICH INSTRUCTION IS EXPECTED TO BE GIVEN ON OR ABOUT THE ONE-YEAR ANNIVERSARY OF THE ISSUANCE OF THIS NOTE)] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE)] RESELL OR OTHERWISE

TRANSFER THIS NOTE EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) TO A PERSON WHOM THE HOLDER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE OR ANY INTEREST HEREIN WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE TRUSTEE. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.”

(B)    Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2) or (e)(3) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

(2)    Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(A) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A

SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(g)    Cancelation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11. At any time prior to such cancelation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who shall take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(h)    General Provisions Relating to Transfers and Exchanges.

(1)    To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar’s request.

(2)    No service charge shall be made to a Holder of, or a Beneficial Owner of an interest in, a Global Note or Definitive Note for any registration of transfer or exchange, but the Issuer and the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.08 and 9.04).

(3)    The Registrar shall not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)    All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this

Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)    Neither the Registrar nor the Issuer shall be required:

(A)    to issue, to register the transfer of or to exchange any Notes of a series during a period beginning at the opening of business 15 days before the delivery of a notice of redemption for Notes of such series under Section 3.02;

(B)    to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(C)    to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)     Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)    The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02.

(8)    All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)    The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Global Notes (including any transfers between or among depositary participants or beneficial owners of interests in any Global Notes) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(10)    Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary.

(i)    Exchange Offer.

(1)    Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate and deliver promptly (i) one or more Unrestricted Global Notes for each series of Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes for the same series of Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer, and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes for each series of Notes tendered for acceptance in accordance with the Exchange Offer and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes for the applicable series of Notes to be reduced accordingly, and the Issuer shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate and deliver to the Persons designated by the Holders of such Restricted Global Notes so accepted Unrestricted Global Notes of the same series of Notes in the appropriate principal amount. Any Notes of a series that remain outstanding after the consummation of the Exchange Offer, and Exchange Notes for such series issued in connection with the Exchange Offer, shall be treated as a single class of securities under this Indenture.

(2)    Interest on each Exchange Note will accrue (1) from the later of (x) the last date on which interest was paid on the Restricted Global Notes of such series surrendered in exchange therefor or (y) if the Restricted Global Notes of such series are surrendered for exchange on a date in a period which includes the record date for an interest payment date on such series to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (2) if no interest has been paid on the Restricted Global Notes of such series, from the date of issuance.

Section 2.07.    Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer may charge for its expenses (including the Trustee’s expenses) in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08.    Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, a Subsidiary of the Issuer or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

Section 2.09.    Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer or any of its Affiliates shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.

Section 2.10.    Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.    Cancelation.

The Issuer at any time may deliver Notes to the Trustee for cancelation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancelation and shall dispose of such canceled Notes in its customary manner. Upon the written request of the Issuer, the Trustee will provide evidence of the destruction of all canceled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancelation.

Section 2.12.    Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes of a series, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case, at the rate provided in the Notes and in Section 4.01. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Issuer shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.13.    Issuance of Additional Notes.

The Issuer will be entitled, upon delivery of an Officer’s Certificate, Opinion of Counsel and Authentication Order, subject to compliance with Section 2.02, to issue Additional Notes of a series under this Indenture, which shall have identical terms as the Initial Notes of such series issued on the Issue Date, other than with respect to the date of issuance, the initial date from which interest shall accrue on such Additional Notes and issue price. Without the consent of any Holder of Notes, the Issuer will be entitled to make any amendments to this Indenture as it reasonably determines appropriate in good faith to facilitate the issuance of such Additional Notes.

With respect to any Additional Notes, the Issuer will set forth in a resolution of the Board of Directors of the Issuer and an Officer’s Certificate, a copy of each which shall be delivered to the Trustee, the following information:

(a)    the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and

(b)    which such Additional Notes shall be Notes issued in the form of Restricted Global Notes or Restricted Definitive Notes, as the case may be, or shall be Notes issued in the form of Unrestricted Global Notes or Unrestricted Definitive Notes, as the case may be.

In order for any Additional Notes to have the same CUSIP, Common Code or ISIN, as applicable, as the Notes, such Additional Notes must be fungible with the Notes for United States federal income tax purposes.

ARTICLE 3

REDEMPTION AND PREPAYMENT

Section 3.01.    Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the redemption provisions of Sections 3.07 or 3.10, it must furnish to the Trustee, at least 15 days but not more than 60 days before a redemption date, an Officer’s Certificate setting forth:

(a)    the clause of this Indenture pursuant to which the redemption shall occur;

(b)    the redemption date;

(c)    the principal amount of Notes to be redeemed; and

(d)    the redemption price.

Section 3.02.    Selection of Notes to Be Redeemed or Purchased.

If less than all of the Notes of a series are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select Notes for redemption or purchase as follows:

(a)    if the Notes are listed on any internationally recognized securities exchange, in compliance with the requirements of the principal internationally recognized securities exchange on which the Notes are listed; or

(b)    if the Notes are not listed on any internationally recognized securities exchange, on a pro rata basis, by lot or, in the case of Notes issued in global form, in accordance with the applicable procedures of the Depositary.

In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

The Trustee shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of US$200,000 or integral multiples of US$1,000 in excess of US$200,000; provided, however, that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if less than $200,000 or not a multiple of US$1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03.    Notice of Redemption.

At least 15 days but not more than 60 days before a redemption date, the Issuer shall deliver or cause to be delivered a notice of redemption to each Holder whose Notes are to be redeemed or purchased at its registered address, with a copy to the Trustee, except that (i) redemption or purchase notices may be delivered more than 60 days prior to a redemption or purchase date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 10 of this Indenture.

The notice shall identify the Notes (including the CUSIP number) to be redeemed and shall state:

(a)    the redemption date;

(b)    the redemption price;

(c)    if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancelation of the original Note;

(d)    the name and address of the Paying Agent;

(e)    that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(f)    that, unless the Issuer defaults in making such redemption payment, and subject to the satisfaction of any specified condition precedent in accordance with Section 3.07(f), interest on Notes called for redemption ceases to accrue on and after the redemption date;

(g)    the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

(h)    that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided, however, that the Issuer has delivered to the Trustee, at least 20 days prior to the redemption date (unless a shorter notice is agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

Section 3.04.    Effect of Notice of Redemption.

Once notice of redemption is delivered in accordance with Section 3.03, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. If delivered in the manner provided in Section 3.03, the notice of redemption shall be conclusively presumed to have been given whether or not the Holder receives such notice.

Section 3.05.    Deposit of Redemption or Purchase Price.

One Business Day prior to the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and premium, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and premium, if any, on all Notes to be redeemed or purchased.

If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01.

Section 3.06.    Notes Redeemed or Purchased in Part.

Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07.    Optional Redemption.

(a)    At any time prior to the applicable Par Call Date, the Issuer may on any one or more occasions redeem all or part of the 2027 Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to the greater of:

(1)    100% of the principal amount of the 2027 Notes to be redeemed; and

(2)    as determined by an Independent Investment Banker, the sum of the present values of all remaining scheduled payments of principal and interest on the 2027 Notes to and including the applicable Par Call Date (not including any portion of such payments of interest accrued to, but excluding, the date of redemption), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 25 basis points;

plus, in either of the above cases, accrued and unpaid interest to, but excluding, the date of redemption.

(b)    At any time prior to the applicable Par Call Date, the Issuer may on any one or more occasions redeem all or part of the 2029 Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to the greater of:

(1)    100% of the principal amount of the 2029 Notes to be redeemed; and

(2)    as determined by an Independent Investment Banker, the sum of the present values of all remaining scheduled payments of principal and interest on the 2029 Notes to and including the applicable Par Call Date (not including any portion of such payments of interest accrued to, but excluding, the date of redemption), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 30 basis points;

plus, in either of the above cases, accrued and unpaid interest to, but excluding, the date of redemption.

(c)    At any time prior to the applicable Par Call Date, the Issuer may on any one or more occasions redeem all or part of the 2031 Notes, upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to the greater of:

(1)    100% of the principal amount of the 2031 Notes to be redeemed; and

(2)    as determined by an Independent Investment Banker, the sum of the present values of all remaining scheduled payments of principal and interest on the 2031 Notes to and including the applicable Par Call Date (not including any portion of such payments of interest accrued to, but excluding, the date of redemption), in each case discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 30 basis points;

plus, in either of the above cases, accrued and unpaid interest to, but excluding, the date of redemption.

(d)    Except as described in this Section 3.07 or Section 3.10, the Notes of a series shall not be redeemable at the Issuer’s option prior to the applicable Par Call Date of a series of Notes.

(e)    On or after the applicable Par Call Date of a series of Notes, the Issuer may on any one or more occasions redeem all or a part of the Notes of a series, at a redemption price equal to 100% of the principal amount of the Notes of a series being redeemed, plus accrued and unpaid interest to, but excluding, the date of redemption.

(f)    Any notice of redemption delivered under Section 3.07 may, at the discretion of the Issuer, be subject to the satisfaction of one or more conditions precedent, including in connection with any corporate transaction. If such redemption is so subject to satisfaction of one or more conditions precedent, such notice shall describe each such condition, and if applicable, shall state that, in the Issuer’s discretion, the redemption date may be delayed until such time (provided, however, that any delayed redemption date shall not be more than 60 days after the date the relevant notice of redemption was sent) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date or by the redemption date as so delayed. In addition, the Issuer may provide in such notice that payment of the redemption price and performance of the Issuer’s obligations with respect to such redemption may be performed by another Person.

Section 3.08.    Mandatory Redemption.

The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09.    [Reserved].

Section 3.10.    Redemption Upon Changes in Withholding Taxes.

(a)    Any series of Notes may be redeemed, at the option of the Issuer, as a whole but not in part, upon giving not less than 15 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Issuer or the Surviving Person, as the case may be, for redemption if, as a result of:

(1)    any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of a Relevant Jurisdiction affecting taxation; or

(2)    any change in, or amendment to, an existing official position, or the stating of an official position, regarding the application, administration or interpretation of such laws, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation is proposed and becomes effective or, in the case of an official positions, is announced, on or after (i) with respect to the Issuer, the Issue Date or (ii) with respect to any Surviving Person, the date such Surviving Person becomes a Surviving Person with respect to any payment due or to become due under the relevant series of Notes or this Indenture, the Issuer or the Surviving Person, as the case may be, is, or on the next interest payment date will be, required to pay Additional Amounts, and such requirement cannot be avoided by the Issuer or the Surviving Person, as the case may be, taking reasonable measures available to it; provided that changing the jurisdiction of incorporation of the Issuer or any Subsidiary shall not be considered a reasonable measure; and provided, further, that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or the Surviving Person, as the case may be, would be obligated to pay such Additional Amounts if a payment in respect of the relevant series of the Notes were then due and unless at the time such notice is given, the obligation to pay Additional Amounts remains in effect.

(b)    Prior to the delivery of any notice of redemption of a series of Notes pursuant to the foregoing, the Issuer or the Surviving Person, as the case may be, shall deliver to the Trustee:

(1)    an Officer’s Certificate stating that such change or amendment referred to in the prior paragraph has occurred, describing the facts related thereto and stating that such requirement cannot be avoided by the Issuer or the Surviving Person, as the case may be, taking reasonable measures available to it; and

(2)    an Opinion of Counsel of recognized international standing to the effect that the requirement to pay such Additional Amounts results from the circumstances referred to in the prior paragraph.

(c)    The Trustee shall accept such certificate and opinion as sufficient evidence of the satisfaction of the conditions precedent described above, in which event it shall be conclusive and binding on the Holders of the relevant series of Notes.

ARTICLE 4

COVENANTS

Section 4.01.    Payment of Notes.

The Issuer shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary thereof, holds as of 10:00 a.m. New York City Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal the same rate borne by the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02.    Maintenance of Office or Agency.

The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Issuer in accordance with Section 2.03.

Section 4.03.    Reports.

(1)    With respect to a relevant series of Notes, so long as any Notes of such series are outstanding and the ordinary shares of the Issuer are listed on The Stock Exchange of Hong Kong Limited (the “HKSE”) and Las Vegas Sands is a reporting company under the Exchange Act, the Issuer will file with the Trustee and furnish to the Holders upon request, within 10 days after they are filed with the HKSE, true and correct copies of all financial and other reports in the English language filed with the HKSE.

(2)    If, with respect to a relevant series of Notes, at any time in which Notes of such series are outstanding and the ordinary shares of the Issuer are not listed on the HKSE and Las Vegas Sands is not a reporting company under the Exchange Act, the Issuer will file with the Trustee and furnish to the Holders upon request:

(a)      within 120 days after the end of each fiscal year, an annual report in a form substantially similar to the Issuer’s annual report for the year ended December 31, 2020 filed with the HKSE, including (A) a “Management Discussion and Analysis” of financial condition and results of operations and (B) consolidated financial statements (including statements of comprehensive income, financial position, changes in equity and cash flows) prepared in accordance with IFRS and audited by an internationally recognized firm of independent accountants;

(b)      within 90 days after the end of the second quarter of each fiscal year, a semi-annual report in a form substantially similar to the Issuer’s interim report for the six months ended June 30, 2021 filed with the HKSE, including (A) a “Management Discussion and Analysis” of financial condition and results of operations and (B) half-year consolidated financial statements (including statements of comprehensive income, financial position, changes in equity and cash flows) prepared in accordance with IFRS and reviewed pursuant to Hong Kong Standard on Review Engagements 2410 (or any comparable or successor provision) by an internationally recognized firm of independent accountants; and

(c)      within 90 days after the end of the first and third quarter of each fiscal year, financial information in a form substantially similar to the financial information filed with the HKSE by the Issuer for the most recently completed first or third fiscal quarter, as applicable.

The Issuer’s reporting obligations under Sections 4.03(1) and 4.03(2) will be satisfied in the event it timely posts such information to its website. In addition, the Issuer may satisfy its obligations under Sections 4.03(1) and 4.03(2) by furnishing the required information as part of a report by Las Vegas Sands or another direct or indirect parent entity, so long as (x) such filing presents the information required by this Section 4.03 on a stand-alone basis and includes an explanation in reasonable detail of the differences (if any) between the consolidated information relating to Las Vegas Sands or such other parent entity, on the one hand, and the information relating to the Issuer and its Subsidiaries on a standalone basis, on the other hand, and (y) the Issuer issues a press release to an internationally recognized wire service no fewer than three Business Days prior to the first public disclosure of the report by Las Vegas Sands or another direct or indirect parent entity announcing the date on which such report will become publicly available and directing Holders, prospective investors, broker-dealers and securities analysts to contact the investor relations office of the Issuer to obtain copies of such report.

(3)    So long as any Notes are outstanding, if at any time the ordinary shares of the Issuer are not listed on the HKSE, the Issuer will also:

(b)      issue a press release to an internationally recognized wire service no fewer than three Business Days prior to the first public disclosure of the annual and semi-annual reports required by Section 4.03(2), announcing the date on which such reports will become publicly available and directing Holders, prospective investors, broker-dealers and securities analysts to contact the investor relations office of the Issuer to obtain copies of such reports; and

(c)      maintain a website to which all Holders, prospective investors, broker-dealers and securities analysts are given access and to which all of the reports required by Section 4.03 are posted (which requirement shall be satisfied if such reports are posted to the website of the Issuer).

In addition, the Issuer shall furnish to Holders, prospective investors, broker-dealers and securities analysts, upon their request, any information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the Notes constitute “restricted securities” under Rule 144. The delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of (or electronic access to) such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any other person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates delivered pursuant to this Indenture).

Section 4.04.    Compliance Certificate.

(a)    The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officer’s Certificate stating that a review of the activities of the Issuer and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, whether to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (and, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).

(b)    So long as any of the Notes are outstanding, the Issuer shall deliver to the Trustee, promptly upon the Issuer becoming aware of any Default or Event of Default, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05.    [Reserved].

Section 4.06.    Stay, Extension and Usury Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07.    Legal Existence.

Subject to Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its legal existence, and the legal existence of each of its Significant Subsidiaries, in accordance with their respective organizational documents (as the same may be amended from time to time); provided, however, that the Issuer shall not be required to preserve any such legal existence of any of its Significant Subsidiaries if the Issuer shall determine that the preservation thereof is no longer desirable or necessary in the conduct of the business of the Issuer and its Subsidiaries, taken as a whole.

Section 4.08.    Offer to Purchase Upon Change of Control Triggering Event.

(a)    Upon the occurrence of a Change of Control Triggering Event, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to US$200,000 or an integral multiple of US$1,000 in excess of US$200,000) of each Holder’s Notes at a purchase price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest on the Notes repurchased, to, but excluding, the date of purchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously or concurrently elected to redeem the Notes in full as described in Section 3.07 or Section 3.10 (the “Change of Control Payment”). Within ten days following any Change of Control Triggering Event, the Issuer shall deliver a notice to each Holder of the Notes with a copy to the Trustee describing the transaction or transactions that constitute the Change of Control Triggering Event and stating:

(1)    that the Change of Control Offer is being made pursuant to this Section 4.08 and that all Notes tendered shall be accepted for payment;

(2)    the purchase price and the purchase date, which shall be no earlier than 15 days and no later than 60 days from the date such notice is delivered (the “Change of Control Payment Date”);

(3)    that any Note not tendered shall continue to accrue interest;

(4)    that, unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

(5)    that Holders electing to have any Notes purchased pursuant to a Change of Control Offer shall be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” attached to the Notes completed, or transfer by book-entry transfer, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6)    that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

(7)      that Holders whose Notes are being purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to US$200,000 or in integral multiples of US$1,000 in excess of US$200,000.

To the extent that the provisions of any applicable securities laws or regulations conflict with the provisions of this Section 4.08 and Section 4.10, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.08 by virtue of such compliance.

(b)        On the Change of Control Payment Date, the Issuer shall, with respect to the relevant series of Notes, to the extent lawful:

(1)      accept for payment all Notes of such series or portions of Notes of such series properly tendered pursuant to the Change of Control Offer;

(2)      deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes of such series or portions of Notes of such series properly tendered; and

(3)      deliver or cause to be delivered to the Trustee the Notes of such series properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes of such series or portions of Notes of such series being purchased by the Issuer.

The Paying Agent will promptly deliver to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will, promptly following receipt of an order therefor as required under this Indenture, authenticate and deliver (or cause to be transferred by book-entry) to each Holder a Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any. The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(c)      Notwithstanding anything to the contrary in this Section 4.08, the Issuer shall not be required to make a Change of Control Offer with respect to the relevant series of Notes upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 and purchases all Notes of such series properly tendered and not withdrawn under the Change of Control Offer or (2) a notice of redemption has been given pursuant to Section 3.07 or 3.10, unless and until there is a default in payment of the applicable redemption price.

(d)      If Holders of not less than 90% in aggregate principal amount of the outstanding Notes of any series validly tender and do not withdraw such Notes in a Change of Control Offer and the Issuer, or any third party making such an offer in lieu of the Issuer as described in Section 4.08(c), purchases all of such Notes properly tendered and not withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 15 days’ nor more than 60 days’ prior notice, provided that such notice is given not more than 30 days following such repurchase pursuant to the Change of Control Offer described above, to redeem all Notes that remain outstanding following such purchase on a date specified in such notice (the “Second

Change of Control Payment Date”) and at a price in cash equal to 101% of the aggregate principal amount of the Notes repurchased plus accrued and unpaid interest on the Notes repurchased to, but excluding, the Second Change of Control Payment Date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Section 4.09.    Additional Amounts.

(a)      All payments by or on behalf of the Issuer or the surviving entity described under Section 5.01 (the “Surviving Person”) under or with respect to (including any principal of, and premium (if any) and interest on) the Notes shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges (including, without limitation, penalties, interest and other similar liabilities related thereto) of whatever nature (“Taxes”) imposed or levied by or within any jurisdiction in which the Issuer or the Surviving Person is or is deemed to be organized, resident or doing business for tax purposes or any jurisdiction from or through which payment is made or deemed made (including the jurisdiction of any Paying Agent), or, in each case, any political subdivision or taxing authority thereof or therein (each, as applicable, a “Relevant Jurisdiction”), unless such withholding or deduction is required by law or by regulation or governmental policy having the force of law.

(b)      In the event that any such withholding or deduction is so required, the Issuer or the Surviving Person, as the case may be, shall make such withholding or deduction, make payment of the amount so withheld or deducted to the appropriate governmental authority as required by applicable law and pay such additional amounts (“Additional Amounts”) as shall result in receipt of the amounts that would have been received had no such withholding or deduction been required, provided that no Additional Amounts shall be payable with respect to any Note:

(1)      for or on account of:

(A)      any Taxes that would not have been imposed but for:

(i)      the existence of any present or former connection between the holder or beneficial owner (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possession of power over, such holder or beneficial owner, if such holder or beneficial owner is an estate, a trust, a partnership, or a corporation) of such Note, as the case may be, and the Relevant Jurisdiction, including without limitation, such holder or beneficial owner being or having been a citizen, domiciliary or resident of such Relevant Jurisdiction, being or having been treated as a resident of such Relevant Jurisdiction, being or having been present or engaged in a trade or business in such Relevant Jurisdiction or having or having had a permanent establishment in such Relevant Jurisdiction, other than any connection arising from the mere receipt, ownership, holding or disposition of the Notes or the receipt of payments thereunder or merely by reason of the exercise or enforcement of rights under any Notes;

(ii)      the presentation of such Note (where presentation is required) more than 30 days after the later of the date on which the payment of the principal of, premium (if any) or interest on, such Note became due and payable pursuant to the terms thereof or was made or duly provided for, except to the extent that the holder thereof would have been entitled to such Additional Amounts if it had presented such Note for payment on any date within such 30-day period;

(iii)      the failure of the holder or beneficial owner of such Note to comply with a timely request of the Issuer or the Surviving Person addressed to such holder or beneficial owner to provide information or other evidence concerning such holder’s or beneficial owner’s nationality, residence, identity or connection with the Relevant Jurisdiction; or

(iv)      the presentation of any Note for payment by or on behalf of a holder of Notes who would have been able to avoid such withholding or deduction by presenting the relevant Note to another Paying Agent;

(B)      any estate, inheritance, gift, sales, transfer, personal property or similar Tax or any excise Tax imposed on the transfer of Notes;

(C)      any Taxes that are payable other than by withholding or deduction from payments of principal of, or premium (if any) or interest on the Note;

(D)      any tax, duty, assessment or other governmental charge which is required to be deducted or withheld under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended, or any amended or successor versions of such Sections (“FATCA”), any regulations or other guidance thereunder, or any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(E)      any combination of Taxes referred to in the preceding clauses (A), (B), (C) and (D); or

(2)      with respect to any payment of the principal of, or premium (if any) or interest on, a Note to or for the account of a fiduciary, partnership, limited liability company or other fiscally transparent entity or any other person (other than the sole beneficial owner of such payment) to the extent that a beneficiary or settlor with respect to that fiduciary, or a partner or member of that partnership or an interest holder in that limited liability company or fiscally transparent entity or a beneficial owner with respect to such other person, as the case may be, would not have been entitled to such Additional

Amounts had such beneficiary, settlor, partner, member, interest holder or beneficial owner held directly the Note with respect to which such payment was made.

(c)      In addition to the foregoing, the Issuer and the Surviving Person shall pay and indemnify the holder for any present or future stamp, issue, registration, court, property or documentary taxes, or any other excise or property taxes, charges or similar levies or taxes (including without limitation, interest and penalties with respect thereto) levied by any Relevant Jurisdiction on the execution, delivery, registration or enforcement of any of the Notes, this Indenture or any other document or instrument referred to therein or on the receipt of any payments with respect thereto (limited, solely in the case of taxes attributable to the receipt of any payments with respect thereto, to any such taxes imposed in a Relevant Jurisdiction that are not excluded under Sections 4.09(b)(1)(A) through (C) (or any combination thereof) or Section 4.09(b)(2)).

(d)      If the Issuer or the Surviving Person, as the case may be, becomes aware that it shall be obligated to pay Additional Amounts with respect to any payment under or with respect to any series of Notes, the Issuer or the Surviving Person, as the case may be, shall deliver to the Trustee on a date that is at least 30 days prior to the date of that payment (unless the obligation to pay Additional Amounts arises, or the Issuer or the Surviving Person becomes aware of such obligation, after the 30th day prior to that payment date, in which case the Issuer or the Surviving Person, as the case may be, shall notify the Trustee promptly thereafter) an Officer’s Certificate stating the fact that Additional Amounts shall be payable and the amount estimated to be payable. The Officer’s Certificate must also set forth any other information reasonably necessary to enable the Paying Agent to pay Additional Amounts to holders on the relevant payment date. The Trustee shall be entitled to rely solely on such Officer’s Certificate as conclusive proof that such payments are necessary and shall not be responsible for the calculation of any Additional Amounts. Upon request, the Issuer or the Surviving Person shall provide the Trustee with documentation reasonably satisfactory to the Trustee evidencing the payment of Additional Amounts.

(e)      The Issuer or the Surviving Person shall make all withholdings and deductions required by law and shall remit the full amount deducted or withheld to the relevant tax authority in accordance with applicable law. The Issuer or the Surviving Person shall provide to the Trustee an official receipt or, if official receipts are not obtainable, other documentation reasonably satisfactory to the Trustee evidencing the payment of any Taxes so deducted or withheld. Upon request, the Trustee shall make available to holders copies of those receipts or other documentation, as the case may be. The Trustee shall not be responsible for ensuring that the withholding and deduction of any amount has been properly made.

(f)      Whenever there is mentioned in any context the payment of principal of, and any premium or interest on, any Note, such mention shall be deemed to include payment of Additional Amounts provided for in this Indenture to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

(g)      The obligations set forth in this Section 4.09 shall survive any termination, defeasance or discharge of this Indenture, any transfer by a holder or beneficial owner of its Notes, and shall apply, mutatis mutandis, to any jurisdiction in which any successor Person to the

Issuer is or is deemed to be organized, resident or doing business for tax purposes or any jurisdiction from or through which payment is made or deemed made.

Section 4.10.    Investor Put Option. Upon the occurrence of an Investor Put Option Triggering Event, the Issuer shall make an offer (an “Investor Put Option Offer”) to each Holder to repurchase all or any part (equal to US$200,000 or an integral multiple of US$1,000 in excess of US$200,000) of each Holder’s Notes at a purchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to, but excluding, the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent the Issuer has previously or concurrently elected to redeem the applicable Notes in full pursuant to Section 3.07 or Section 3.10. Within ten days following the occurrence of an Investor Put Option Triggering Event, the Issuer shall deliver a notice to each Holder with a copy to the Trustee stating:

(1)      that an Investor Put Option Triggering Event has occurred and that such Holder has the right to require the Issuer to repurchase such Holder’s Notes at a repurchase price in cash equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to, but excluding, the date of repurchase (subject to the right of Holders of record on a record date to receive interest on the relevant interest payment date);

(2)      the repurchase date (which shall be no earlier than 15 days nor later than 60 days from the date such notice is delivered); and

(3)      the instructions determined by the Issuer, consistent with this Section 4.10, that a Holder must follow in order to have its Notes repurchased.

(b)      On the date of repurchase pursuant to an Investor Put Option Offer, the Issuer shall, with respect to the relevant series of Notes, to the extent lawful:

(1)      accept for payment all Notes of such series or portions of Notes of such series properly tendered pursuant to the Investor Put Option Offer;

(2)      deposit with the Paying Agent an amount equal to the repurchase price, plus accrued and unpaid interest, if any, and Additional Amounts, if any, to, but excluding, the date of repurchase (the “Investor Put Option Payment”), in respect of all Notes of such series or portions of Notes of such series properly tendered; and

(3)      deliver or cause to be delivered to the Trustee, the Notes of such series properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes of such series or portions of Notes of such series being purchased by the Issuer.

The Paying Agent shall promptly deliver to each Holder of Notes properly tendered the Investor Put Option Payment for such Notes, and upon receipt of an Authentication Order, the Trustee shall, promptly following receipt of an order thereof as required under this Indenture, authenticate and deliver (or cause to be transferred by book-entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes of such series surrendered, if any.

(c)      Notwithstanding anything to the contrary in this Section 4.10, the Issuer shall not be required to make an Investor Put Option Offer with respect to the relevant series of Notes upon an Investor Put Option Triggering Event if (1) a third party makes the Investor Put Option Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to an Investor Put Option Offer made by the Issuer and purchases all Notes of such series validly tendered and not withdrawn under the Investor Put Option Offer, or (2) notice of redemption has been given in accordance with the terms of this Indenture, as described in Section 3.07 or Section 3.10, pursuant to which the Issuer has exercised its right to redeem the Notes of such series in full, unless and until there is a default in payment of the applicable redemption price.

(d)      Notes repurchased by the Issuer pursuant to an Investor Put Option Offer will have the status of Notes issued but not outstanding or will be retired and canceled at the option of the Issuer. Subject to Section 2.09, Notes purchased by a third party pursuant to the preceding paragraph will have the status of Notes issued and outstanding.

(e)      The provisions described above that require the Issuer to make an Investor Put Option Offer following an Investor Put Option Triggering Event will be applicable whether or not any other provisions of this Indenture are applicable.

(f)      For the avoidance of doubt, following the repurchase date applicable to an Investor Put Option Offer, Holders of Notes who did not properly tender their Notes in the Investor Put Option Offer will not have the further right to require the Issuer to repurchase such Holders’ Notes with respect to that Investor Put Option Triggering Event.

Section 4.11.    Interest Rate Adjustment.

(a)      The interest rate payable on each series of Notes shall be subject to adjustments from time to time if any of Fitch, S&P or Moody’s (each, an “Applicable Rating Agency,” and collectively, the “Applicable Rating Agencies”) (or, if two of the three Applicable Rating Agencies ceases to rate a series of Notes or fails to make a rating of a series of Notes publicly available for reasons outside the Issuer’s control, another “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Issuer pursuant to the definition of “Rating Agencies” (a “Substitute Rating Agency”)) downgrades (or downgrades and subsequently upgrades) the credit rating assigned to such Notes as described in this Section 4.11.

(b)      If the rating from any one or more of the Applicable Rating Agencies of a series of Notes is decreased to a rating set forth in the immediately following tables, the interest rate on such Notes shall increase such that it will equal the interest rate payable on such Notes on the date of their initial issuance plus the percentage set forth opposite the ratings from the tables below; provided that only the two lowest ratings assigned to the Notes (based on the gradations set forth in the immediately following tables) will be taken into account for purposes of any interest rate adjustment:

Fitch Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
S&P Rating*	Percentage
BB+	0.25%
BB	0.50%
BB-	0.75%
B+ or below	1.00%
Moody’s Rating*	Percentage
Ba1	0.25%
Ba2	0.50%
Ba3	0.75%
B1 or below	1.00%

* Including the equivalent ratings of any Substitute Rating Agency.

(c)      If at any time the interest rate on a series of Notes has been increased and any of the Applicable Rating Agencies (or any Substitute Rating Agency therefor), as the case may be, subsequently upgrades its rating of such Notes to or above any of the threshold ratings set forth in Section 4.11(b), the interest rate on such Notes shall be adjusted such that the interest rate for such Notes equals the interest rate payable on such Notes on the date of their initial issuance plus (if applicable) the percentages set forth opposite the ratings from the tables in Section 4.11(b) with respect to the two lowest ratings assigned to such Notes (based on the gradations set forth in the tables in Section 4.11(b)) at that time. If at any time after an interest rate adjustment has occurred at least two of the Applicable Rating Agencies (or any Substitute Rating Agency therefor) increase their ratings assigned to the Notes to Baa3 or BBB- or higher, as the case may be, the interest rate payable on such Notes shall be decreased to the interest rate payable on such Notes on the date of their initial issuance.

(d)      The interest rate on a series of Notes shall permanently cease to be subject to any adjustment described in this Section 4.11, notwithstanding any subsequent downgrade, if such Notes become rated BBB+ (or Baa1 with respect to Moody’s) or higher, as the case may be, by any two of the Applicable Rating Agencies (or any Substitute Rating Agency therefor), or one of these ratings if such Notes are only rated by one Applicable Rating Agency.

(e)      Each adjustment required by any downgrade or upgrade in a rating set forth above, whether occasioned by the action of an Applicable Rating Agency (or a Substitute Rating Agency therefor), shall be made independent of any and all other adjustments. In no event shall

(1) the interest rate for a series of Notes be reduced to below the interest rate payable on such Notes on the date of their initial issuance or (2) the total increase in the interest rate on a series of Notes exceed 2.00% above the interest rate payable on such Notes on the date of their initial issuance.

(f)      If at any time only one Applicable Rating Agency provides a rating of a series of Notes, the Issuer shall use its commercially reasonable efforts to obtain a rating of such Notes from a Substitute Rating Agency, to the extent one exists, and if a Substitute Rating Agency exists, for purposes of determining any increase or decrease in the interest rate on such Notes pursuant to the tables above (a) such Substitute Rating Agency shall be substituted for the last Applicable Rating Agency to provide a rating of such Notes but which has since ceased to provide such rating, (b) the relative rating scale used by such Substitute Rating Agency to assign ratings to senior unsecured debt shall be determined in good faith by an independent investment banking institution of national standing appointed by the Issuer and, for purposes of determining the applicable ratings included in the applicable table above with respect to such Substitute Rating Agency, such ratings shall be deemed to be the equivalent ratings used by Fitch, S&P or Moody’s, as applicable, in such table and (c) the interest rate on such Notes shall increase or decrease, as the case may be, such that the interest rate equals the interest rate payable on such Notes on the date of their initial issuance plus the appropriate percentage, if any, set forth opposite the rating from such Substitute Rating Agency in the applicable table above (taking into account the provisions of clause (b) in this Section 4.11(f)) (plus any applicable percentage resulting from a decreased rating by another Applicable Rating Agency).

(g)      For so long as only one Applicable Rating Agency provides a rating of a series of Notes, any subsequent increase or decrease in the interest rate of such series of Notes necessitated by a reduction or increase in the rating by the Applicable Rating Agency providing the rating shall be twice the percentage set forth in the applicable table above. For so long as no Applicable Rating Agency (or a Substitute Rating Agency therefor) provides a rating of a series of Notes, the interest rate on the Notes of such series shall increase to, or remain at, as the case may be, 2.00% above the interest rate payable on such Notes on the date of their initial issuance.

(h)      Any interest rate increase or decrease described in this Section 4.11 shall take effect from the first interest payment date following the date on which a rating change occurs that requires an adjustment in the interest rate. As such, interest shall not accrue at such increased or decreased rate until the next interest payment date following the date on which a rating change occurs. If an Applicable Rating Agency (or a Substitute Rating Agency therefor) changes its rating of a series of the Notes more than once prior to any particular interest payment date, the last change by such agency prior to such interest payment date shall control for purposes of any interest rate increase or decrease with respect to such Notes described above relating to such Applicable Rating Agency’s action. If the interest rate payable on a series of Notes is increased as described in this Section 4.11, the term “interest,” as used with respect to such Notes, shall be deemed to include any such additional interest unless the context otherwise requires. The Issuer must deliver prompt written notice to the Trustee of any change in rating requiring the adjustments to the interest rate as described in this Section 4.11, and the Trustee shall have no duty to monitor the rating of any series of Notes, or be deemed to have knowledge of such rating changes absent receipt of such written notice.

Section 4.12.    Limitations on Liens.

(a)      Neither the Issuer nor any Subsidiary will, directly or indirectly, incur, assume or guarantee any Indebtedness secured by a Lien on any Principal Property (or the Capital Stock of any Subsidiary that owns a Principal Property), unless the Issuer secures the Notes equally and ratably with (or at the option of the Issuer, prior to) the Indebtedness secured by such Lien for so long as such Indebtedness is secured. Any Lien that is granted to secure the Notes under this Section 4.12 shall be automatically released and discharged at the same time as the release of the Lien that gave rise to the obligation to secure the Notes under this Section 4.12. The foregoing restrictions do not apply to Indebtedness that is secured by:

(1)      Liens existing on the Issue Date;

(2)      Liens created in connection with a project financed with, and created to secure, a Nonrecourse Obligation;

(3)      Liens on any property or Capital Stock of a Person existing at the time the Person becomes a Subsidiary or Liens in existence at the time of the acquisition of the assets encumbered thereby (including, in each case, without limitation, acquisition through merger or consolidation), in each case, which were not incurred in anticipation thereof;

(4)      Liens on property or Capital Stock acquired, constructed, altered, improved or repaired by the Issuer or any Subsidiary and created prior to, at the time of, or within 360 days (or thereafter if such Lien is created pursuant to a binding commitment entered into prior to, at the time of or within 360 days) after such acquisition (including, without limitation, acquisition through merger or consolidation), construction, alteration, improvement or repair (or the completion of such construction, alteration, improvement or repair or commencement of commercial operation of such property, whichever is later) to secure or provide for the payment of all or any part of the price thereof so long as such Liens are no greater than the payment or price, as the case may be, for the property or Capital Stock acquired, constructed, altered, improved or repaired (plus an amount equal to any fees, expenses or other costs payable in connection therewith);

(5)      Liens securing Indebtedness or other obligations of a Subsidiary owing to the Issuer or another Subsidiary; and

(6)      Liens in favor of the Issuer or its Subsidiaries.

(b)      The restrictions set forth in Section 4.12(a) do not apply to extensions, renewals or replacements of any Indebtedness (and for the avoidance doubt, any successive extensions, renewals or replacements of such Indebtedness) secured by the foregoing types of Liens, so long as the principal amount of Indebtedness secured thereby shall not exceed the amount of Indebtedness existing at the time of such extension, renewal or replacement (plus an amount equal to any premiums, accrued interest, fees, expenses or other costs payable in connection therewith).

(c)      For the avoidance of doubt, an increase in the amount of Indebtedness in connection with any accrual of interest, accretion of accreted value, amortization of original issue discount, payment of interest in the form of additional Indebtedness with the same terms, and accretion of original issue discount and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness, shall not constitute an assumption, incurrence or guarantee for the purposes of this Section 4.12, so long as the original Liens securing such Indebtedness were permitted under this Indenture.

(d)      Notwithstanding Section 4.12(a), without securing the Notes as described above, the Issuer and its Subsidiaries may, directly or indirectly, incur, assume or guarantee any Indebtedness secured by Liens not otherwise permitted by this Section 4.12 if the sum of (i) the aggregate of all Indebtedness secured by such Liens and (ii) any Attributable Debt related to any sale and leaseback arrangement permitted under Section 4.13(3) does not exceed the greater of (i) 15.0% of the Issuer’s total Consolidated Net Assets and (ii) US$1.4 billion.

(e)      Any sale and leaseback arrangement incurred pursuant to clauses (1), (2), (4), (5) or (6) of Section 4.13 shall be deemed to be permitted pursuant to this Section 4.12.

Section 4.13.    Limitations on Sale and Leaseback Transactions. Neither the Issuer nor any Subsidiary shall enter into any arrangement with any person to lease a Principal Property from such person (except for any arrangements that exist on the date the Notes are issued or that exist at the time any person that owns a Principal Property becomes a Subsidiary) which Principal Property has been or is to be sold by the Issuer or the Subsidiary to such person unless:

(1)      the sale and leaseback arrangement involves a lease for a term of not more than three years;

(2)      the sale and leaseback arrangement is entered into between or among the Issuer and its Subsidiaries;

(3)      the Issuer or the Subsidiary would be entitled to incur Indebtedness secured by a Lien on the Principal Property at least equal in amount to the Attributable Debt permitted pursuant Section 4.12(a) without having to secure equally and ratably the Notes;

(4)      the lease payment is created in connection with a project financed with, and such obligation constitutes, a Nonrecourse Obligation;

(5)      the proceeds of the sale and leaseback arrangement are at least equal to the fair market value (as determined by the Issuer’s Board of Directors in good faith) of the Principal Property and the Issuer applies within 180 days after the sale an amount equal to the greater of the net proceeds of the sale or the Attributable Debt associated with the Principal Property to (i) the retirement of long-term debt for borrowed money that is not subordinated to the Notes and that is not debt to the Issuer or a Subsidiary, or (ii) the purchase, construction, improvement, expansion or development of other comparable property; or

(6)      the sale and leaseback arrangement is entered into within 180 days after the initial acquisition of the Principal Property subject to the sale and leaseback arrangement.

ARTICLE 5

SUCCESSORS

Section 5.01.    Merger, Consolidation or Sale of Assets.

With respect to the relevant series of Notes, as long as any Notes of such series are outstanding, the Issuer shall not, directly or indirectly, (1) consolidate or merge with or into another Person (whether or not the Issuer is the surviving entity) or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Issuer and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

(1)      either (a) the Issuer is the surviving entity or (b) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is an entity organized or existing under the laws of Hong Kong, Macao, Singapore, the Cayman Islands, the British Virgin Islands, Bermuda, the Isle of Man, the United States, any state of the United States or the District of Columbia;

(2)      the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Notes of such series and this Indenture pursuant to a supplemental indenture; and

(3)      immediately after such transaction, no Default or Event of Default shall have occurred and is continuing.

For the avoidance of doubt, a pledge, mortgage, charge, lien, encumbrance, hypothecation or grant of any other security interest on an asset or property shall not be considered as a sale, assignment, transfer, conveyance or disposal of such asset or property.

Section 5.02.    Successor Corporation Substituted.

Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in a transaction that is subject to, and that complies with the provisions of, Section 5.01, the successor Person formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Issuer” shall refer instead to the successor Person and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided, however, that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest and premium, if any, on the

Notes, except in the case of a sale of all of the Issuer’s assets in a transaction that is subject to, and that complies with the provisions of Section 5.01.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.    Events of Default.

Each of the following is an “Event of Default” with respect to each series of Notes:

(a)      default for 30 days in the payment when due of interest on the Notes of such series;

(b)      default in the payment when due (at maturity, upon redemption, repurchase or otherwise) of the principal of, or premium, if any, on the Notes of such series;

(c)      failure by the Issuer to comply with any payment obligations (including, without limitation, obligations as to the timing or amount of such payments) described under Section 4.08 and Section 4.10; or

(d)      failure by the Issuer for 90 days after receipt of written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series (with a copy to the Trustee) to comply with any of the other agreements in this Indenture not identified in Sections 6.01(a), (b) or (c);

(e)      default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Significant Subsidiaries (or the payment of which is guaranteed by the Issuer or any of its Significant Subsidiaries), whether such Indebtedness or guarantee existed on the Issue Date, or is created after the Issue Date, if that default results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates US$250.0 million or more (or the Dollar Equivalent thereof), if such acceleration is not annulled within 30 days after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes of such series (with a copy to the Trustee);

(f)      failure by the Issuer or any of its Significant Subsidiaries to pay final non-appealable judgments (not paid or covered by insurance as to which the relevant insurance company has not denied responsibility) rendered against the Issuer or any Significant Subsidiary aggregating in excess of US$250.0 million (or the Dollar Equivalent thereof), which judgments are not paid, bonded, discharged or stayed for a period of 60 days;

(g)      the Issuer or any of its Significant Subsidiaries pursuant to or within the meaning of Bankruptcy Law:

(1)      commences a voluntary case;

(2)      consents to the entry of an order for relief against it in an involuntary case;

(3)      consents to the appointment of a custodian of it or for all or substantially all of its property;

(4)      makes a general assignment for the benefit of its creditors; or

(5)      generally is not paying its debts as they become due; or

(h)      a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1)      is for relief against the Issuer or any of its Significant Subsidiaries in an involuntary case;

(2)      appoints a custodian of the Issuer or any of its Significant Subsidiaries or for all or substantially all of the property of the Issuer or any of its Significant Subsidiaries; or

(3)      orders the liquidation of the Issuer or any of its Significant Subsidiaries; and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.    Acceleration.

In the case of an Event of Default specified in clause (g) or (h) of Section 6.01, all outstanding Notes of the affected series shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of an affected series (with a copy to the Trustee) may declare all the Notes of such series to be due and payable immediately.

Upon any such declaration, the Notes shall become due and payable immediately.

The Holders of a majority in aggregate principal amount of the then outstanding Notes of a series by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default with respect to such series of Notes (except nonpayment of principal, interest or premium, if any, that has become due solely because of the acceleration) have been cured or waived and (iii) there has been paid to or deposited with the Trustee a sum sufficient to pay all amounts due to the Trustee and to reimburse the Trustee for any and all fees, expenses and disbursements advanced by the Trustee, its agents and its counsel incurred in connection with such Default.

Section 6.03.    Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04.    Waiver of Defaults.

Subject to Section 6.02, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes of a series by notice to the Trustee may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes of a series (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes of an affected series may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05.    Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes of a series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. In addition, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines in good faith may be unduly prejudicial to the rights of other Holders of Notes not joining in the giving of such direction or that may involve the Trustee in personal liability.

Section 6.06.    Limitation on Suits.

Except to enforce the right to receive payment of principal, interest or premium, if any, when due, a Holder of a Note may pursue any remedy with respect to this Indenture or the applicable Notes only if:

(a)      such Holder of a Note has previously given to the Trustee written notice that an Event of Default is continuing;

(b)      the Holders of at least 25% in aggregate principal amount of the then outstanding Notes of such series have requested to the Trustee to pursue the remedy;

(c)      such Holder or Holders have offered and, if requested, provide to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability, claim or expense;

(d)      the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(e)      the Holders of a majority in aggregate principal amount of the then outstanding Notes of the relevant series have not given the Trustee a direction inconsistent with such request within such 60-day period.

A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 6.07.    Rights of Holders of Notes to Receive Payment.

Notwithstanding any other provision of this Indenture, but except as provided in Section 9.02, the contracted right of any Holder of a Note to receive payment of principal, premium, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08.    Collection Suit by Trustee.

If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and interest remaining unpaid on, the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.    Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.    Priorities.

If the Trustee collects any money or property pursuant to this Article 6, it shall pay out such money or property in the following order:

First: to the Trustee, for amounts due under this Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders of Notes of the applicable series for amounts due and unpaid on the Notes of such series for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes of such series for principal, premium, if any and interest, respectively; and

Third: to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a record date and payment date for any payment to Holders of Notes of a series pursuant to this Section 6.10.

Section 6.11.    Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note of a series pursuant to Section 6.07, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

ARTICLE 7

TRUSTEE

Section 7.01.    Duties of Trustee.

(a)      If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)      Except during the continuance of an Event of Default:

(1)      the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)      in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm the accuracy of mathematical calculations set forth therein).

(c)      The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1)      this Section 7.01(c) does not limit the effect of paragraph (b) of this Section 7.01;

(2)      the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)      Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

(e)      No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to the Trustee against any loss, liability, claim or expense.

(f)      The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02.    Rights of Trustee.

(a)      The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

(b)      Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of

Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)      The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)      The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

(e)      Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.

(f)      The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

(g)      Except as expressly provided herein, the Trustee shall have no duty to inquire as to the performance of the Issuer with respect to the covenants contained in Articles 4 and 5.

(h)      The Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(a) and (b) or (ii) any Default or Event of Default of which the Trustee shall have received written notification thereof in accordance with Section 11.01.

(i)      The Trustee may request that the Issuer deliver Officer’s Certificates setting forth the names of individuals and their titles and specimen signatures of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificates may be signed by any person authorized to sign an Officer’s Certificate, as the case may be, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(j)      Any permissive right granted to the Trustee shall not be construed as a mandatory duty.

(k)      The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

(l)      In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions or utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

(m)      In no event shall the Trustee be responsible or liable for special, punitive, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(n)      The rights, privileges, protections, immunities and benefits given to the Trustee hereunder, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder.

Section 7.03.    Individual Rights of Trustee.

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Section 7.10.

Section 7.04.    Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05.    Notice of Defaults.

If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall deliver a notice of the Default or Event of Default to Holders within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on, any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers it in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to have knowledge of a Default or Event of Default unless and until it obtains actual knowledge of such Default or Event of Default through written notification made in accordance with Section 11.01 describing the circumstances of such, and identifying the circumstances constituting such Default or Event of Default. In the absence of receipt of such notice, the Trustee may conclusively assume that there is no Default or Event of Default.

Section 7.06.    Reports by Trustee to Holders of the Notes.

Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall deliver to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also deliver all reports as required by Trust Indenture Act Section 313(c).

A copy of each report at the time of its delivery to the Holders of Notes shall be delivered to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee in writing when any series of Notes are listed on any stock exchange or any delisting thereof.

Section 7.07.    Compensation and Indemnity.

(a)      The Issuer shall pay to the Trustee compensation as agreed upon in writing for its acceptance of this Indenture and services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee promptly upon request for all reasonable and properly incurred disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable and properly incurred compensation, disbursements and expenses of the Trustee’s agents and counsel.

(b)      The Issuer shall indemnify the Trustee, its officers, directors, employees and agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability, claim or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent.

(c)      The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

(d)      To secure the Issuer’s payment obligations in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except money or property held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

(e)      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services

(including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

(f)      The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable.

Section 7.08.    Replacement of Trustee.

(a)      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

(b)      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer in writing. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing. The Issuer may remove the Trustee if:

(1)      the Trustee fails to comply with Section 7.10;

(2)      the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)      a custodian or public officer takes charge of the Trustee or its property; or

(4)      the Trustee becomes incapable of acting.

(c)      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

(d)      If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, at the expense of the Issuer, for the appointment of a successor Trustee.

(e)      If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction, at the expense of the Issuer, for the removal of the Trustee and the appointment of a successor Trustee.

(f)      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall deliver a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

Section 7.09.    Successor Trustee by Merger, etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee with the same effect as if the successor Trustee had been named as the Trustee in this Indenture.

Section 7.10.    Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least US$50.0 million as set forth in its most recent published annual report of condition. This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).

Section 7.11.    Preferential Collection of Claims Against Issuer. The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE 8

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.    Option to Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officer’s Certificate of the Issuer, at any time, elect to have either Section 8.02 or 8.03 be applied to all outstanding Notes of an affected series upon compliance with the conditions set forth below in this Article 8.

Section 8.02.    Legal Defeasance and Discharge.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.02, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes of an affected series on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in Sections 8.02(a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)      the rights of Holders of outstanding Notes of such series to receive payments in respect of the principal of, or interest or premium, if any, on, such Notes when such payments are due from the trust referred to in Section 8.04;

(b)      the Issuer’s obligations with respect to the Notes of such series under Article 2 and Section 4.02;

(c)      the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Issuer’s obligations in connection therewith; and

(d)      this Article 8.

Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03.

Section 8.03.    Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.04, be released from its obligations under the covenants contained in Sections 4.07 and 4.08 and Sections 4.10 through 4.13 with respect to the outstanding Notes of an affected series on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes of such series shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes of such series shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04, Sections 6.01(c) through 6.01(f) shall not constitute Events of Default.

Section 8.04.    Conditions to Legal or Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03:

(a)      the Issuer must irrevocably deposit with the Trustee or its designee, in trust, for the benefit of the Holders of the Notes of the applicable series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government

Securities, in amounts as shall be sufficient, in the opinion of an internationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Notes of such series are being defeased to such stated date for payment or to a particular redemption date;

(b)      in the case of an election under Section 8.02, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the Issue Date, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Beneficial Owners of the outstanding Notes of the applicable series shall not recognize income, gain or loss for United States federal income tax purposes as a result of such Legal Defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c)      in the case of an election under Section 8.03, the Issuer must deliver to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Beneficial Owners of the outstanding Notes of the applicable series shall not recognize income, gain or loss for United States federal income tax purposes as a result of such Covenant Defeasance and shall be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d)      no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(e)      such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer is a party or by which any such Person is bound; and

(f)      the Issuer must deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05.    Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.06, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Notwithstanding anything in this Article 8 to the contrary, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Securities held by it as provided in Section 8.04 which, in the opinion of an internationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(b)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06.    Repayment to Issuer.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter be permitted to look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in the New York Times (United States national edition) and The Wall Street Journal (United States national edition and The Wall Street Journal Asia), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

Section 8.07.    Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or 8.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03, as the case may be; provided, however, that, if the Issuer makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.    Without Consent of Holders of Notes.

Notwithstanding Section 9.02, without the consent of any Holder, the Issuer and the Trustee may amend or supplement this Indenture or the Notes to:

(a)      cure any ambiguity, defect, mistake or inconsistency;

(b)      provide for uncertificated Notes in addition to or in place of Definitive Notes;

(c)      provide for the assumption of the Issuer’s obligations to the Holders of the Notes by a successor to the Issuer in the case of a merger or consolidation or sale of all or substantially all of the Issuer’s assets pursuant to Article 5;

(d)      make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under this Indenture of the Holders in any material respect;

(e)      conform the text of this Indenture or the applicable Notes to any provision of the “Description of Notes” in the Issuer’s Offering Memorandum dated as of September 9, 2021, relating to the offering of the Initial Notes, to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the applicable Notes, which intent may be evidenced by an Officer’s Certificate to that effect;

(f)      provide for the issuance of Additional Notes in accordance with this Indenture;

(g)      evidence and provide for the acceptance of appointment by a successor Trustee;

(h)      comply with the procedures of DTC, Euroclear or Clearstream;

(i)      allow a Person to Guarantee the Issuer’s obligations under this Indenture and the applicable Notes by executing a supplemental indenture with respect to the applicable Notes (or to release any such Person from such a Guarantee as provided or permitted by the terms of this Indenture and such Guarantee); or

(j)      provide for the applicable Notes to become secured (or to release such security as permitted by this Indenture and the applicable security documents).

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Sections 7.02 and 11.03, the Trustee shall join with the Issuer in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02.    With Consent of Holders of Notes.

Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture (including, without limitation, Section 4.08 and Section 4.10) and the

Notes of any series with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding of the applicable series (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series), and, subject to Sections 6.04 and 6.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes of the applicable series may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes of such series (including, without limitation, Additional Notes, if any) voting as a single class (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes of such series). Section 2.08 shall determine which Notes are considered to be “outstanding” for purposes of this Section 9.02.

Upon the request of the Issuer accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02, the Trustee shall join with the Issuer in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

It is not necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it is sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall deliver to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Issuer with any provision of this Indenture or the Notes. However, without the consent of each Holder of an outstanding Note of a series affected, an amendment, supplement or waiver under this Section 9.02 may not:

(a)      reduce the principal amount of Notes of such series whose Holders must consent to an amendment, supplement or waiver;

(b)      reduce the principal of or change the fixed maturity of any Note of such series or alter the provisions with respect to the redemption of the Notes of such series, except as provided above with respect to Section 4.08;

(c)      reduce the rate of or change the time for payment of interest on any Note of such series;

(d)      waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes of such series (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes of the applicable series and a waiver of the payment default that resulted from such acceleration);

(e)      make any Note of such series payable in money other than that stated in the applicable Notes;

(f)      make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes of such series;

(g)      waive a redemption payment with respect to any Note of such series (other than a payment required by Section 4.08);

(h)      amend, change or modify in any material respect the obligation of the Issuer to make and consummate a Change of Control Offer with respect to the Notes of such series in respect of a Change of Control that has occurred; or

(i)      make any change in the preceding amendment and waiver provisions.

Section 9.03.    Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.

An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.04.    Notation on or Exchange of Notes.

The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.05.    Trustee to Sign Amendments, etc.

The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect. The Issuer may not sign an amendment or supplemental indenture until its Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01) shall be fully protected in relying upon, in addition to the documents required by Section 11.03, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms.

ARTICLE 10

SATISFACTION AND DISCHARGE

Section 10.01. Satisfaction and Discharge.

This Indenture, for a series of Notes, will be discharged and will cease to be of further effect as to all Notes of such series issued hereunder, when:

(a)      either:

(1)      all Notes of the applicable series that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been irrevocably deposited in trust, have been delivered to the Trustee for cancelation; or

(2)      all Notes of the applicable series that have not been delivered to the Trustee for cancelation will become due and payable by reason of the delivery of a notice of redemption or otherwise or will become due and payable within one year and the Issuer has irrevocably deposited or caused to be deposited with the Trustee or its designee as trust funds in trust solely for the benefit of the Holders of such series, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes of such series not delivered to the Trustee for cancelation for principal and premium, if any, and accrued interest to the date of maturity or redemption;

(b)      no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(c)      the Issuer has paid or caused to be paid all sums payable by the Issuer under this Indenture; and

(d)      the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes of the applicable series at maturity or on the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (2) of clause (a) of this Section 10.01, the provisions of Section 10.02 and Section 8.06 shall survive. In addition, nothing in this Section 10.01 shall be deemed to discharge those provisions of Section 7.07, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 10.02. Application of Trust Money.

Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 10.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 10.01;

provided that if the Issuer has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 11

MISCELLANEOUS

Section 11.01. Notices.

Any notice or communication by the Issuer or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), facsimile or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Sands China Ltd.

The Venetian Macao Resort Hotel, Legal Department, L2 Executive Offices

Estrada da Baía de N. Senhora da Esperança, s/n Macao SAR

Attention: General Counsel (Fax: +853 2888 3382)

With a copy to:

Skadden, Arps, Slate, Meagher & Flom

One Manhattan West

New York, New York 10001-8602

Attention: David Goldschmidt (Fax: (917) 777-3574)

If to the Trustee:

U.S. Bank National Association

Global Corporate Trust Services

101 North First Avenue, Suite 1600

Phoenix, AZ 85003 | LM-AZ-X16P

Attention: Mary Ambriz-Reyes (Fax: (602) 257-5433)

The Issuer or the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices, approvals, consents, requests and any communications hereunder must be in writing (provided that any such communication sent to Trustee hereunder must be in the form of a document that is signed manually or by way of a digital signature provided by DocuSign (or such other digital signature provider as specified in writing to Trustee by the authorized representative), in English. The Issuer agrees to assume all risks arising out of the use of using digital signatures and electronic methods to submit communications to Trustee, including without limitation the risk of Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged, if facsimiled; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar; provided, that all notices and communications delivered to Holders of Global Notes shall be delivered electronically in accordance with the procedures of the applicable Depositary. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to deliver a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it; provided, that all notices and communications delivered to the Trustee shall be deemed to have been duly given upon actual receipt by the Trustee. Any notices and communications delivered by facsimile transmission shall be deemed duly given when the receiver of such communications confirms receipt via telephone or other means acceptable to such receiver (automated response of receipt being acknowledged as not constituting confirmation of such receipt).

If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

Section 11.02. Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).

Section 11.03. Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture (except that no Opinion of Counsel shall be required upon the initial issuance of the Notes), the Issuer shall furnish to the Trustee:

(a)      an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.04) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

(b)      an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 11.04) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.04. Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and must include:

(a)      a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)      a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)      a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)      a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

Section 11.05. Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.06. No Personal Liability of Directors, Officers, Employees and Equity Holders.

No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the United States federal securities laws.

Section 11.07. Governing Law; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE ISSUER AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 11.08. Qualification of Indenture.

The Issuer shall qualify this Indenture under the Trust Indenture Act and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.

Section 11.09. Submission to Jurisdiction; Waiver of Immunities; Agent for Service.

The Issuer irrevocably:

(a)      submits to the non-exclusive jurisdiction of any United States federal or New York State court located in the Borough of Manhattan, the City of New York in connection with any suit, action or proceeding arising out of, or relating to this Indenture or the Notes or arising under any United States federal or state securities laws;

(b)      to the fullest extent permitted by law, waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding; and

(c)    waives any immunity to jurisdiction to which it or any of its properties, assets or revenues may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property and agrees not to plead or claim such immunity in respect of its obligations under this Indenture.

In addition, the Issuer designates and appoints Corporation Service Company, whose offices are currently located at 1180 Avenue of the Americas, Suite 210, New York, NY 10036- 8401, as its authorized agent for receipt of service of process in any such suit, action or proceeding, and service of process upon the authorized agent and written notice of such service to the Issuer shall be deemed, in every respect, effective service of process upon the Issuer.

Section 11.10. Indemnification for Judgment Currency.

The obligations of the Issuer to any Holder of the Notes or the Trustee under this Indenture or the applicable series of Notes will, notwithstanding any judgment in a currency (the “Judgment Currency”) other than U.S. dollars, be discharged only to the extent that on the day following receipt by such party of any amount in the Judgment Currency, such party may in accordance with normal banking procedures purchase U.S. dollars with the Judgment Currency.

If the amount of U.S. dollars so purchased is less than the amount originally to be paid to such party in U.S. dollars, the Issuer agrees as a separate obligation and notwithstanding such judgment, to the extent permitted by applicable law, to pay the difference, and, if the amount of U.S. dollars so purchased exceeds the amount originally to be paid to such party, such party agrees to pay to or for the account of such payor such excess; provided that such party shall not have any obligation to pay any such excess as long as an Event of Default has occurred and is continuing, in which case such excess may be applied by such party to such obligations.

Section 11.11. No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.12. Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.13. Severability.

In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.14. Counterpart Originals.

The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. This Indenture may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 11.15. Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.16. Compliance with Applicable Anti-Terrorism and Money Laundering Regulations.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including, without limitation, those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA PATRIOT Act of the United States (“Applicable AML Law”), the Trustee and Agents are required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Trustee and Agents. Accordingly, each of the parties agree to provide to the Trustee and Agents, upon their request from time to time such identifying information and documentation as may be available for such party in order to enable the Trustee and Agents to comply with Applicable AML Law.

Section 11.17. Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.

[Signatures Pages Follow]

Signatures

Dated as of September 23, 2021	ISSUER: SANDS CHINA LTD.
	By:	/s/ Sun MinQi (Dave)
		Name:	Sun MinQi (Dave)
Title: Senior Vice President and Chief Financial Offier

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as Trustee By: U.S. Bank National Association
By:	/s/ Mary Ambriz-Reyes
	Name:	Mary Ambriz-Reyes
	Title:	Vice President

[Signature Page to Indenture]

Exhibit A-1

[Face of Note]

[RULE 144A] [REGULATION S] GLOBAL NOTE

CUSIP/CINS:

ISIN:

2.300% Senior Notes due 2027

No.          US$

SANDS CHINA LTD.

promise to pay to CEDE & CO. or registered assigns,

the principal sum of

DOLLARS on [        ].

Interest Payment Dates: March 8 and September 8, beginning on March 8, 2022

Record Dates: February 21 and August 24

Dated:

SANDS CHINA LTD.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee By: U.S. Bank National Association

By:
Authorized Signatory

[Back of Note]

2.300% Senior Notes due 2027

[Insert the Private Placement Legend, if applicable, pursuant to Section 2.06(f)(1) of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to Section 2.06(f)(2) of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)    INTEREST. Sand China Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), promises to pay interest on the principal amount of this Note at 2.300% per annum from                      until maturity, subject to any adjustment pursuant to Section 4.11 of the Indenture. The Issuer shall pay interest semi-annually in arrears on March 8 and September 8 of each year, beginning on March 8, 2022, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                 . The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate borne by the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2)      METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 21 and August 24 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)      PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer may act in any such capacity.

(4)      INDENTURE. The Issuer issued the Notes under an Indenture dated as of September 23, 2021 (the “Indenture”) between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are unsecured obligations of the Issuer. Notes issued after the date of the Indenture in compliance with the applicable requirements of the Indenture are referred to as “Additional Notes.” The term “Notes” includes any Additional Notes hereafter issued.

(5)      OPTIONAL REDEMPTION. The Notes may be redeemed at the option of the Issuer on one or more occasions as set forth in the Indenture.

(6)      MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)      REDEMPTION FOR TAX REASONS. The Notes may be redeemed, at the option of the Issuer, as a whole but not in part, upon giving not less than 15 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Issuer upon the occurrence of certain changes in taxation as set forth in the Indenture.

(8)      REPURCHASE AT THE OPTION OF HOLDER. The Notes may be subject to a Change of Control Offer or an Investor Put Option Offer, as further described in Section 4.08 and 4.10 of the Indenture.

(9)      DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of US$200,000 and integral multiples of US$1,000 in excess of US$200,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended or supplemented with and without the consent of the Holders on the terms set forth in the Indenture.

(12)    DEFAULTS AND REMEDIES. The Notes will be subject to certain Events of Defaults and remedies as set forth in Article 6 of the Indenture.

(13)    TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.

(14)    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the United States federal securities laws.

(15)    AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)    GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW.

(18)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to:

Sands China Ltd.

The Venetian Macao Resort Hotel, Legal Department, L2 Executive Offices Estrada da

Baía de N. Senhora da Esperança, s/n

Macao SAR

Attention: General Counsel (Fax: +853 2888 3382)

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                       to transfer this Note on books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.10 of the Indenture, check the appropriate box below:

☐ Section 4.08	☐ Section 4.10

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.08 or Section 4.10 of the Indenture, state the amount you elect to have purchased:

US$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*            This schedule should be included only if the Note is issued in global form.

Exhibit A-2

[Face of Note]

[RULE 144A] [REGULATION S] GLOBAL NOTE

CUSIP/CINS:

ISIN:

2.850% Senior Notes due 2029

No.            US$

SANDS CHINA LTD.

promise to pay to CEDE & CO. or registered assigns,

the principal sum of

DOLLARS on [        ].

Interest Payment Dates: March 8 and September 8, beginning on March 8, 2022

Record Dates: February 21 and August 24

Dated:

SANDS CHINA LTD.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee By: U.S. Bank National Association

By:
Authorized Signatory

[Back of Note]

2.850% Senior Notes due 2029

[Insert the Private Placement Legend, if applicable, pursuant to Section 2.06(f)(1) of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to Section 2.06(f)(2) of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)      INTEREST. Sand China Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), promises to pay interest on the principal amount of this Note at 2.850% per annum from                      until maturity, subject to any adjustment pursuant to Section 4.11 of the Indenture. The Issuer shall pay interest semi-annually in arrears on March 8 and September 8 of each year, beginning on March 8, 2022, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                     . The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate borne by the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2)      METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the February 21 and August 24 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)      PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer may act in any such capacity.

(4)      INDENTURE. The Issuer issued the Notes under an Indenture dated as of September 23, 2021 (the “Indenture”) between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are unsecured obligations of the Issuer. Notes issued after the date of the Indenture in compliance with the applicable requirements of the Indenture are referred to as “Additional Notes.” The term “Notes” includes any Additional Notes hereafter issued.

(5)      OPTIONAL REDEMPTION. The Notes may be redeemed at the option of the Issuer on one or more occasions as set forth in the Indenture.

(6)      MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)      REDEMPTION FOR TAX REASONS. The Notes may be redeemed, at the option of the Issuer, as a whole but not in part, upon giving not less than 15 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Issuer upon the occurrence of certain changes in taxation as set forth in the Indenture.

(8)      REPURCHASE AT THE OPTION OF HOLDER. The Notes may be subject to a Change of Control Offer or an Investor Put Option Offer, as further described in Section 4.08 and 4.10 of the Indenture.

(9)      DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of US$200,000 and integral multiples of US$1,000 in excess of US$200,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)      PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11)      AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended or supplemented with and without the consent of the Holders on the terms set forth in the Indenture.

(12)      DEFAULTS AND REMEDIES. The Notes will be subject to certain Events of Defaults and remedies as set forth in Article 6 of the Indenture.

(13)      TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.

(14)      NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the United States federal securities laws.

(15)      AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)      ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)      GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW.

(18)      CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to:

Sands China Ltd.

The Venetian Macao Resort Hotel, Legal Department, L2 Executive Offices

Estrada da Baía de N. Senhora da Esperança, s/n

Macao SAR

Attention: General Counsel (Fax: +853 2888 3382)

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                       to transfer this Note on books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.10 of the Indenture, check the appropriate box below:

☐ Section 4.08	☐ Section 4.10

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.08 or Section 4.10 of the Indenture, state the amount you elect to have purchased:

US$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*            This schedule should be included only if the Note is issued in global form.

Exhibit A-3

[Face of Note]

[RULE 144A] [REGULATION S] GLOBAL NOTE

CUSIP/CINS:

ISIN:

3.250% Senior Notes due 2031

No.            US$

SANDS CHINA LTD.

promise to pay to CEDE & CO. or registered assigns,

the principal sum of

DOLLARS on [        ].

Interest Payment Dates: February 8 and August 8, beginning on February 8, 2022

Record Dates: January 24 and July 24

Dated:

SANDS CHINA LTD.

By:
Name:
Title:

This is one of the Notes referred to

in the within-mentioned Indenture:

U.S. BANK NATIONAL ASSOCIATION, as Trustee By: U.S. Bank National Association

By:
Authorized Signatory

[Back of Note]

3.250% Senior Notes due 2031

[Insert the Private Placement Legend, if applicable, pursuant to Section 2.06(f)(1) of the Indenture]

[Insert the Global Notes Legend, if applicable, pursuant to Section 2.06(f)(2) of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1)      INTEREST. Sand China Ltd., a company incorporated with limited liability under the laws of the Cayman Islands (the “Issuer”), promises to pay interest on the principal amount of this Note at 3.250% per annum from                      until maturity, subject to any adjustment pursuant to Section 4.11 of the Indenture. The Issuer shall pay interest semi-annually in arrears on February 8 and August 8 of each year, beginning on February 8, 2022, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be                     . The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the same rate borne by the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful.

Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(2)      METHOD OF PAYMENT. The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the January 24 and July 24 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes shall be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within or without the City and State of New York, or, at the option of the Issuer, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds shall be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3)      PAYING AGENT AND REGISTRAR. Initially, U.S. Bank National Association, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to any Holder. The Issuer may act in any such capacity.

(4)      INDENTURE. The Issuer issued the Notes under an Indenture dated as of September 23, 2021 (the “Indenture”) between the Issuer and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are unsecured obligations of the Issuer. Notes issued after the date of the Indenture in compliance with the applicable requirements of the Indenture are referred to as “Additional Notes.” The term “Notes” includes any Additional Notes hereafter issued.

(5)      OPTIONAL REDEMPTION. The Notes may be redeemed at the option of the Issuer on one or more occasions as set forth in the Indenture.

(6)      MANDATORY REDEMPTION. The Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7)      REDEMPTION FOR TAX REASONS. The Notes may be redeemed, at the option of the Issuer, as a whole but not in part, upon giving not less than 15 days’ nor more than 60 days’ notice to the Holders (which notice will be irrevocable), with a copy to the Trustee, at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to, but excluding, the date fixed by the Issuer upon the occurrence of certain changes in taxation as set forth in the Indenture.

(8)      REPURCHASE AT THE OPTION OF HOLDER. The Notes may be subject to a Change of Control Offer or an Investor Put Option Offer, as further described in Section 4.08 and 4.10 of the Indenture.

(9)      DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of US$200,000 and integral multiples of US$1,000 in excess of US$200,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

(10)    PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11)    AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions set forth in the Indenture, the Indenture and the Notes may be amended or supplemented with and without the consent of the Holders on the terms set forth in the Indenture.

(12)    DEFAULTS AND REMEDIES. The Notes will be subject to certain Events of Defaults and remedies as set forth in Article 6 of the Indenture.

(13)    TRUSTEE DEALINGS WITH ISSUER. The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties.

(14)    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, organizer, equity holder or member of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the United States federal securities laws.

(15)    AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

(16)    ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(17)    GOVERNING LAW. THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK OBLIGATIONS LAW.

(18)    CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Issuer shall furnish a copy of the Indenture to any Holder upon written request and without charge. Requests may be made to:

Sands China Ltd.

The Venetian Macao Resort Hotel, Legal Department, L2 Executive Offices

Estrada da Baía de N. Senhora da Esperança, s/n

Macao SAR

Attention: General Counsel (Fax: +853 2888 3382)

Assignment Form

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)
(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint                                                       to transfer this Note on books of the Issuer. The agent may substitute another to act for him.

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Option of Holder to Elect Purchase

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.10 of the Indenture, check the appropriate box below:

☐ Section 4.08	☐ Section 4.10

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.08 or Section 4.10 of the Indenture, state the amount you elect to have purchased:

US$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Schedule of Exchanges of Interests in the Global Note*

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Custodian

*            This schedule should be included only if the Note is issued in global form.

Exhibit B

Form of Certificate of Transfer

Sands China Ltd.

The Venetian Macao Resort Hotel, Legal Department, L2 Executive Offices

Estrada da Baía de N. Senhora da Esperança, s/n

Macao SAR

Attention: Legal Department (Fax: +853 2888 3382)

U.S. Bank National Association

[                    ]

Re: [    ]% Senior Notes due 20[    ]

Reference is hereby made to the Indenture, dated as of September [    ], 2021 (the “Indenture”), between Sands China Ltd., as issuer (the “Issuer”), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of US$         in such Note[s] or interests (the “Transfer”), to (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.        ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.        ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than by the Issuer to an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.        ☐ Check and complete if Transferee will take delivery of a beneficial interest in the a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)        ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act; or

(b)        ☐ such Transfer is being effected to the Issuer or a subsidiary thereof; or

(c)        ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.          Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)        ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)        ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities

Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)        ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Date:

Annex A

To Certificate of Transfer

1.            The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)          ☐ a beneficial interest in the:

(i)        ☐ 144A Global Note (CUSIP                     ), or

(ii)       ☐ Regulation S Global Note (CUSIP                     ), or

(b)          ☐ a Restricted Definitive Note.

2.            After the Transfer the Transferee will hold:

[CHECK ONE]

(a)          ☐ a beneficial interest in the:

(i)        ☐ 144A Global Note (CUSIP                     ), or

(ii)       ☐ Regulation S Global Note (CUSIP                     ), or

(iii)      ☐ Unrestricted Global Note (CUSIP                     ); or

(b)          ☐ a Restricted Definitive Note; or

(c)          ☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Exhibit C

Form of Certificate Of Exchange

Sands China Ltd.

The Venetian Macao Resort Hotel, Legal Department, L2 Executive Offices

Estrada da Baía de N. Senhora da Esperança, s/n

Macao SAR

Attention: Legal Department (Fax: +853 2888 3382)

U.S. Bank National Association

[                    ]

Re: [    ]% Senior Notes due 20[    ]

(CUSIP [    ])

Reference is hereby made to the Indenture, dated as of September [    ], 2021 (the “Indenture”), between Sands China Ltd., as issuer (the “Issuer”), and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                    , (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of US$         in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.          Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note.

(a)        ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)        ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)        ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)        ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.          Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes.

(a)        ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)        ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐ Regulation S Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:
Name:
Title:

Date: